   As filed with the Securities and Exchange Commission on December 17, 1996
                                                      Registration No. 333-04267
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                7TH LEVEL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        75-24806695
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)
                              ____________________

                    1110 EAST COLLINS BOULEVARD, SUITE 122
                           RICHARDSON, TEXAS  75081
                                (972) 498-8100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________

                               GEORGE D. GRAYSON
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                    1110 EAST COLLINS BOULEVARD, SUITE 122
                           RICHARDSON, TEXAS  75081
                                (972) 498-8100
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             ____________________

                                  Copies to:
                               DEREK R. MCCLAIN
                                JAMES A. KRAUSE
                            VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201
                                (214) 220-7700
                             ____________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

     The Registrant hereby deregisters 21,826 shares of common stock, par value $.01 per share, of 7th Level, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 16th day of December, 1996.

                                7TH LEVEL, INC.


                                By:  /s/ George D. Grayson
                                   ----------------------------------
                                   George D. Grayson
                                   Chief Executive Officer and
                                   Chairman of the Board


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                        DATE


/s/ George D. Grayson  Chief Executive Officer and Chairman   December 16, 1996
---------------------  of the Board (Principal Executive
GEORGE D. GRAYSON      Officer)

/s/ Robert Alan Ezrin  President and Director                 December 16, 1996
---------------------
ROBERT ALAN EZRIN

/s/ W. Scott Page      Executive Vice President of            December 16, 1996
---------------------  Production and Director
W. SCOTT PAGE

/s/ David R. Henkel    Chief Operating Officer and Director   December 16, 1996
---------------------
DAVID R. HENKEL

/s/ Davis W. Craig     Chief Financial Officer (Principal     December 16, 1996
---------------------  Financial Officer and Principal
DAVID W. CRAIG         Accounting Officer)

---------------------  Director                               December 16, 1996
MERV ADELSON
